AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SACHEM CAPITAL CORP.
(Exact Name of Registrant as Specified in Its Charter)

New York	81-3467779
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

698 Main Street Branford, Connecticut	06405
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.75% Series A Cumulative Redeemable Preferred Stock, (Liquidation Preference $25.00 per share)	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.	☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.	☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.	☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-256940 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:	None.

Item 1.	Description of Registrant's Securities to be Registered.

The class of securities to be registered hereby is the 7.75% Series A Cumulative Redeemable Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”) of Sachem Capital Corp. (the “Company”). For a description of the Series A Preferred Stock, reference is made to (i) the information under the heading “Description of Preferred Shares” in the Company’s shelf registration statement on Form S-3 (Registration No. 333-256940), and declared effective by the Securities and Exchange Commission on June 17, 2021, and (ii) the information with respect to the Series A Preferred Stock under the heading “Description of the Series A Preferred Stock” included in the Prospectus Supplement, dated June 23, 2021, filed with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Securities Act of 1933, which information is incorporated herein by reference.

Item 2.	Exhibits

3.1	Certificate of Incorporation (1)
3.1(a)	Certificate of Amendment to Certificate of Incorporation (1)
3.1(b)	Certificate of Amendment to Certificate of Incorporation filed on October 7, 2019 (2)
3.1(c)	Form of Certificate of Amendment to Certificate of Incorporation related to the Series A Preferred Stock*
4.1	Specimen Series A Preferred Stock Certificate*

______________

* Filed herewith.

(1)	Previously filed as an exhibit to the Registration Statement on Form S-11, as amended, (SEC File No.: 333-214323) and incorporated herein by reference.
(2)	Previously filed as an exhibit to the Quarterly Report on Form 10-Q for the period ended September 30, 2019 and incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 24, 2021

Sachem Capital Corp.

By:	/s/ John L. Villano
John L. Villano, CPA
Chief Executive Officer and
Chief Financial Officer